SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2003

METASOLV, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5560 Tennyson Parkway Plano, Texas		75024
(Address of principal executive offices)		(Zip code)

(972) 403-8300
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On December 12, 2002, Investec Investment Banking, on behalf of MetaSolv Holdings UK (Limited), a wholly-owned subsidiary of MetaSolv, Inc. (“Registrant”), commenced a recommended cash offer to purchase all of the issued and to be issued share capital of Orchestream Holdings plc, a public company incorporated and registered in England and Wales (“Orchestream”), for 6.0 pence per share as set out in the offer document dated December 12, 2002 (the “Offer”). On January 20, 2003, Registrant announced that, as of 3:00 p.m. (London time), 10:00 a.m. (New York City time) on Friday, January 17, 2002, valid acceptances of the Offer had been received in respect of 97,663,822 Orchestream shares, representing in the aggregate approximately 74.2% of Orchestream’s total issued share capital. Registrant also announced that the Offer had been declared unconditional and that consideration would be distributed to shareholders who had accepted the Offer. The Offer is being financed from Registrant’s existing cash balances.

Orchestream develops and markets two software products, Service Activator (for activating services on IP networks) and Resolve (for assuring network and service performance).

The terms of the Offer were determined through arms-length negotiations between Registrant and Orchestream.

A copy of Registrant’s press release announcing the items described above in the United Kingdom is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired.

The required financial statements with respect to Orchestream are not included in this Current Report on Form 8-K. Registrant will file the financial statements by amendment no later than 60 days from the date on which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The required pro forma financial statements with respect to Orchestream and Registrant are not included in this Current Report on Form 8-K. Registrant will file the pro forma financial statements by amendment no later than 60 days from the date on which this Current Report on Form 8-K must be filed.

(c)	Exhibits.

99.1	Press Release issued in the United Kingdom on January 20, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASOLV, INC.

By:	/s/ Glenn A. Etherington
Glenn A. Etheringtion, Chief Financial Officer

Date:    January 29, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press Release issued in the United Kingdom on January 20, 2003.